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Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

Advocat Inc.
Franklin, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-93940 and 33-93950) of Advocat Inc. of our report dated March 17, 2005, except for certain matters described in Note 11, as to which the date is March 24, 2005, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Memphis, Tennessee
March 28, 2005

                                        /s/ BDO Seidman, LLP
                                        --------------------------
                                        BDO Seidman, LLP